SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                          Date of Report March 26, 1998


                                    DCX, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



Colorado                         0-14273                        84-0868815
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(State of                      (Commission                     (IRS Employer
incorporation)                 File Number)                  Identification No.)



200 West Forsyth Street, Suite 800, Jacksonville, FL              32202
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(Address of principal executive offices)                        (Zip Code)



        Registrant's telephone number, including area code (904) 346-1319





                1597 Cole Boulevard, Suite 300B, Golden, CO 80401
                            Telephone (303) 274-8708
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5, Other Events.

The Company has appointed Robin Vail, 51, to the position of chief financial officer with responsibilities including internal financial analysis of acquisition candidates and integration of acquired company reporting and operations into the existing corporate activities. Mr. Vail is a certified public accountant and was previously Director of Operations with Price Waterhouse in Houston, TX from 1990 until joining the Company. Prior to that he held positions as chief financial officer, CPA firm partner, vice president--finance & administration, and was a mergers and acquisitions consultant. Mr. Vail holds a Masters of Accountancy from Florida State University and a Bachelors of Business Administration from the University of Georgia.

Fred Beisser will continue as Vice President--Finance & Administration and is responsible for SEC and financial reporting.

On February 23, 1998, new continued listing requirements became effective for NASDAQ Small Cap Companies as previously announced by the exchange in late August of 1997. The Company reeived a notice dated February 26, 1998 that its stock was scheduled to be delisted on March 16, 1998 and provided the Company an opportunity to request continuation of the listing by requesting a temporary exception and submitting a written plan to meet the new requirement to NASDAQ. Accordingly, the Company has requested and received a temporary exception to the new requirement and has submitted its plan for remedying its deficiency in net tangible assets.

The DCX plan proposes meeting and exceeding the NASDAQ listing standards. The plan provides for achieving NASDAQ's new standards through two stages of private placements, completion of the EISYS acquisition (see below), and internal equity raised from management, and staff. The first stage private placement was completed on April 6, 1998, ahead of the planned schedule, netting an increase of $525,000 to net tangible assets.

Correspondence from NASDAQ indicates a hearing panel will consider the Company's written submission during the week of April 13, 1998. The Company retains the opportunity for formal written and oral hearings to appeal any unfavorable outcome of the panel's review.

The Company has entered into a letter of intent with Earth Information Systems Corporation (EISYS) of Austin, TX and Fort Collins, CO to acquire all of its outstanding shares in a tax-free exchange of shares. EISYS, a privately held company, specializes in developing geographic information systems (GIS) databases drawing on satellite and airborne remotely sensed data for oilfield, gas pipeline, mining and telecom applications as well as assistance to governmental organizations. The expertise of EISYS complements that of the Company's operating subsidiary, PlanGraphics, Inc., furthering the Company's efforts to provide a full service design and delivery GIS company. In addition, EISYS expands the Company's international reach as a result of its international business in the growing nascent remote sensing industry. Synergy between EISYS and the Company's present operating subsidiary, PlanGraphics, Inc. coupled with the fast growing remote sensing markets developed by EISYS are benefits of the transaction. Subsequent to completion of the exchange of shares, EISYS will become a wholly owned subsidiary of DCX, Inc. The closing is expected to occur early in the fourth quarter of the Company's fiscal year.



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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DCX, Inc.
                                       (Registrant)


April 7, 1998                         /S/ Fred Beisser
                                      ------------------------------------------
                                      (Signature)
                                      Frederick G. Beisser
                                      Vice President - Finance & Administration,
                                      Secretary, Treasurer and
                                      Principal Accounting Officer

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